Exhibit 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors

Telecom Italia S.p.A.:

We hereby consent to the incorporation by reference in the Registration Statement on Form F - 4 of Telecom Italia S.p.A. of our report dated March 10, 2004 relating to the consolidated financial statements of Telekom Austria Aktiengesellschaft as of December 31, 2003 and 2002, which appears in the Annual Report of Telecom Italia S.p.A. on Form 20 - F for the year ended December 31, 2003.

Vienna, June 4, 2004

KPMG Alpen-Treuhand GmbH Wirtschaftsprüfungs-und Steuerberatungsgesellschaft
/S/ MICHAEL SCHLENK-FRIEDRICH UNTERKIRCHER